Exhibit 99.2

Pipeline Orthopedics, LLC

Financial Statements
December 31, 2012 and 2011

PIPELINE ORTHOPEDICS, LLC (a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.) FINANCIAL STATEMENTS DECEMBER 31, 2012 and 2011

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Contents

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Pipeline Orthopedics, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Pipeline Orthopedics, LLC (a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.) (the “Company”), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, member’s equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Orthopedics, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has recurring net losses and is in the process of seeking additional capital. The Company has not yet secured sufficient capital to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

As discussed in Note H, effective October 1, 2013, the Company agreed to sell all of its assets to MAKO Surgical Corp.

/s/ EisnerAmper LLP
Iselin, New Jersey
December 13, 2013

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Balance Sheets

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$57,019	$70,234
Accounts receivable	347,616	—
Inventory	1,096,646	8,327
Prepaid expenses and other current assets	17,410	771,884

Total current assets	1,518,691	850,445

Property and equipment	2,617,915	1,572,782

Other assets	4,100	14,700

Total assets	$4,140,706	$2,437,927

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,537,435	$1,149,599

Total liabilities	1,537,435	1,149,599

Commitments and contingencies

Member’s equity	2,603,271	1,288,328

Total liabilities and member’s equity	$4,140,706	$2,437,927

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Operations

	Year Ended December 31,
	2012	2011

Sales	$6,894,611	$—
Cost of goods sold	7,504,224	—

	(609,613)	—

Operating expenses:
Research and development expenses	5,531,293	4,803,929
Marketing and sales expenses	1,011,940	575,751
General and administrative expenses	1,447,670	1,098,086

	7,990,903	6,477,766

Loss from operations	(8,600,516)	(6,477,766)

Other income (expense):
Interest income	15	340
Other expense	(1,565)	—

Net loss	$(8,602,066)	$(6,477,426)

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Member’s Equity

Member’s equity at December 31, 2010	$692,781
Contributions	7,072,973
Net loss	(6,477,426)

Member’s equity at December 31, 2011	1,288,328
Contributions	9,917,009
Net loss	(8,602,066)

Member’s equity at December 31, 2012	$2,603,271

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Cash Flows

	Year Ended December 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(8,602,066)	$(6,477,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	652,827	174,570
Deferred rent	15,894	42,498
Loss on sale of equipment	2,565	—
Increase in:
Accounts receivable	(347,616)	—
Inventory	(1,088,319)	(8,327)
Prepaid expenses and other current assets	1,474	(758,863)
Other assets	10,600	(14,700)
Increase in:
Accounts payable and accrued expenses	371,942	783,515

Net cash used in operating activities	(8,982,699)	(6,258,733)

Cash flows from investing activities:
Purchases of property and equipment	(947,525)	(1,449,277)

Net cash used in investing activities	(947,525)	(1,449,277)

Cash flows from financing activities:
Member contributions	9,917,009	7,072,973

Net cash provided by financing activities	9,917,009	7,072,973

Net change in cash and cash equivalents	(13,215)	(635,037)
Cash and cash equivalents at beginning of year	70,234	705,271

Cash and cash equivalents at end of year	$57,019	$70,234

Supplemental disclosures of cash flow information:
Cash paid during the year for taxes	$—	$—

Noncash investing activities:
Transfer of assets placed into service	$753,000	$249,000

Note A - Corporate Information, Going Concern Uncertainty

[1]	Corporate information:

Pipeline Orthopedics, LLC (the “Company”), a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc. (the “Parent Company”), is actively reviewing potential technologies in market segments that include medical implants, operating room equipment, surgical instruments and diagnostics. Technologies, products and ideas are developed in-house and through partnering with external sources such as universities, venture capital firms, medical institutions, companies and inventors. The Company was in the development stage in the prior year (“2011”), but due to planned principal operations commencing and revenues from these operations, the Company is no longer in the development stage in the current year (“2012”).

[2]	Going concern uncertainty:

The accompanying financial statements have been prepared on a going concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred substantial net losses since its inception and has been funded principally by the Parent Company. Such losses and member’s deficiency resulted from the Company’s lack of revenue and significant costs incurred in the development of the Company’s products and services and in the preliminary establishment of the Company’s infrastructure. The Company expects to continue to incur significant operating expenses in order to execute its current business plan. The future viability of the Company is largely dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations or a sale of the Company. See Note H.

Note B - Summary Of Significant Accounting Policies

[1]	Basis of presentation:

The Company maintains its accounting records on the accrual basis of accounting and its financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

[2]	Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3]	Revenue recognition:

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 605 (Topic 605, Revenue Recognition). ASC 605 requires that five basic criteria must be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) delivery has occurred or services were rendered; (iii) the fee is fixed and determinable; (iv) collectability is reasonably assured; and (v) the fair value of undelivered elements, if any, exists. Determination of criterion (iv) above is based on management’s judgment regarding the collectability of invoices for products and services delivered to customers. Should changes in conditions cause management to determine this criterion is not met for certain future transactions, revenue recognized for any reporting period could be adversely affected. The Company recognizes revenue when title passes to the customer, generally upon shipment of their products F.O.B. shipping point.

Note B - Summary Of Significant Accounting Policies (continued)

[4]	Cash and cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

[5]	Concentration of credit risk:

The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”).

[6]	Accounts receivable:

The Company extends credit to its customers, based upon credit evaluations, in the normal course of business. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

[7]	Inventory:

Inventory is stated at the lower of cost (first-in, first-out basis) or market. Inventory consists of the following as of December 31, 2012 and 2011, respectively:

	2012	2011

Raw materials	$304,501	$8,327
Work in process	721,793	—
Finished goods	70,352	—

	$1,096,646	$8,327

[8]	Property and equipment:

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any given gain or loss is reflected in operations.

Depreciation and amortization is provided over the estimated useful lives of the assets as follows:

	Method	Estimated Useful Life

Machinery, tools and equipment	Straight-line	3 - 7 years
Furniture and fixtures	Straight-line	5 - 7 years
Leasehold improvements	Straight-line	Shorter of estimated useful life or term of lease

Note B - Summary Of Significant Accounting Policies (continued)

[8]	Property and equipment: (continued)

The Company reviews its long-lived assets, which consist of property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of such assets may not be fully recoverable. Impairment is recognized for long-lived assets when the carrying values exceed their undiscounted cash flows.

[9]	Income taxes:

The Company is a limited liability company and therefore is not a tax paying entity at the corporate level. The member is individually responsible for its share of the Company’s income or loss for income tax reporting purposes. Accordingly, there is no provision for federal or state income taxes. The income tax returns of the Company for years ended December 31, 2009 through December 31, 2012 are subject to examination by the Internal Revenue Service and other various taxing authorities, generally for three years after they are filed.

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Application of this topic involves an assessment of whether each income tax position is “more likely than not” of being sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the “more likely than not” recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50% likely of being realized upon effective settlement with the tax authority.

The Company accrues interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision. There were no income tax related interest and penalties recorded for the years ended December 31, 2012 and 2011.

[10]	Research and development costs:

Research and development costs, including costs incurred in obtaining license rights to technology in the development stage, are charged to expense as incurred.

Note C - Property And Equipment

Property and equipment consist of the following:

	2012	2011

Furniture and fixtures	$110,352	$98,286
Machinery, tools and equipment	3,041,786	1,429,700
Leasehold improvements	295,472	222,373

	3,447,610	1,750,359
Less: Accumulated depreciation	(829,695)	(177,577)

	$2,617,915	$1,572,782

Depreciation expense for the years ended December 31, 2012 and 2011 was approximately $653,000 and $175,000, respectively.

Note D - Significant Agreements

On October 1, 2010, the Parent Company entered into a Strategic Alliance Agreement (the “Agreement”) with MAKO Surgical Corp. (“MAKO”) under which the Parent Company appointed MAKO as the exclusive distributor of orthopedic devices and related instruments, which are designed, developed and/or manufactured by the Company, used specifically with any robotic device limited to orthopedic applications in hip, knee and shoulder reconstruction and disorders.

The Parent Company and MAKO amended the Agreement in October 2011 and again in November 2012. Included in the November 2012 amendment, MAKO provided the Parent Company shares of MAKO Common Stock which shall be applied as a credit towards the purchase price to be paid for the portion of the Parent Company’s business dedicated to the development, manufacture and sale of products, including all existing and identified assets required to support the design, development and manufacture of any orthopedic devices and related instruments, used specifically with any robotic device; effectively Pipeline Orthopedics, LLC (See Note H).

MAKO was the Company’s sole customer during the year ended December 31, 2012, and accounted for 100% of sales and 100% of accounts receivable. The Company had no major customers in 2011 as it was considered to be in the developmental stage.

Note E - Member’s Equity

The Company received capital contributions during the years ended December 31, 2012 and 2011 of $9,917,009 and $7,072,973, respectively.

Note F - Leases

In September 2010, the Company entered into an operating lease agreement for approximately 4,700 square feet of office space facility in Cedar Knolls, New Jersey. In May 2011, the Company terminated such lease and entered into a new operating lease agreement with the same landlord, that was amended prior to occupancy, for approximately 10,200 square feet of office space in Cedar Knolls, New Jersey. The term of the lease agreement is for the period of September 15, 2011 through November 30, 2016 and monthly payments are approximately $13,000.

In May 2011, the Company entered into an operating lease agreement for approximately 5,200 square feet of manufacturing facility in Cedar Knolls, New Jersey. The term of the lease agreement is for the period of November 23, 2011 through January 30, 2017. Monthly payments are approximately $6,000.

Future minimum payments, excluding additional payments for property taxes and operating expenses, are approximately as follows:

Year Ending December 31,

2013	$215,000
2014	214,000
2015	211,000
2016	200,000
2017	4,000

$844,000

Note F - Leases (continued)

Rent expense for the years ended December 31, 2012 and 2011, was approximately $193,000 and $125,000, respectively.

The Parent Company has certain operating lease agreements that include scheduled base rent increases over the term of the leases. The total amount of rent being charged to operations each year is based on a straight-line method of all payments for base rent due over the term of the lease. The Company has recorded a deferred rent liability, included in the caption accounts payable and accrued expenses in the accompanying balance sheets, to account for the difference between the actual payments and the straight-line expense, which will reverse in future years when the actual payments will exceed the straight-line expense.

Note G - Commitments and Contingencies

[2]	Employment agreements:

The Company has employment agreements with all employees which provide for severance payments upon termination if the Company enforces the non-competition period.

Note H - Subsequent Events

The Company evaluated events or transactions that occurred after the balance sheet date through December 13, 2013, the date the financial statements were available to be issued. Effective October 1, 2013, the Parent Company entered into a Purchase Agreement with MAKO where MAKO exercised its right under the Agreement (see Note D) to purchase the Product Business; effectively Pipeline Orthopedics, LLC.